EXHIBIT 99.1


                                                                   PRESS RELEASE




Comdial Corporation
106 Cattlemen Road
Sarasota, FL 34232
Telephone (941) 554-5000

Contact:
Paul K. Suijk, Chief Financial Officer (x1104)


FOR IMMEDIATE RELEASE
---------------------


       COMDIAL ANNOUNCES FINAL CLOSING OF $15.3 MILLION PRIVATE PLACEMENT
                        AND CHANGES IN BOARD OF DIRECTORS

SARASOTA, FL. - OCTOBER 30, 2002 - Comdial Corporation (the "Company") (NASD
OTC: CMDL.PK) announced today that on October 29, 2002, the Company conducted a second and final closing (the "Second Closing") under its private placement (the "Private Placement") for a total of $15.3 million. As previously announced, the Company consummated an initial closing of approximately $14.5 million under the Private Placement on September 27, 2002.

     "Securing this investment reflects the confidence of the investment community in our products, distribution channel, and business strategy. The successful placement of this offering concludes a two-year implementation of our new business model. Now that we have this behind us, we can focus our resources on advancing our market position," commented Nick Branica, President and Chief Executive Officer.

     The Second Closing included the issuance by the Company to accredited investors of 7% subordinated secured convertible promissory notes in the aggregate principal amount of $775,000 and warrants to purchase approximately
3.9 million shares of the Company's common stock at an exercise price of $0.01 per share. Commonwealth Associates, L.P. acted as placement agent in connection with the Private Placement. ComVest Venture Partners, L.P., an affiliate of Commonwealth, was the largest single investor in the Private Placement with a purchase of approximately $3.2 million of the notes.


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        COMDIAL ANNOUNCES PRIVATE PLACEMENT INVESTMENT; CHANGES IN BOARD


     With this cash infusion, Comdial will continue implementing its marketing strategies, which include:


     o Developing its enhanced IP-PBX, next generation SIP-based open standards telephony platform, integrated messaging options, and a value-priced mid-market telephony platform.

     o Expanding its sales and distribution channel, leveraging its national accounts program, and strengthening its existing dealer relationships.

     o Exploring new market opportunities such as multi-media contact center applications, international distribution, new service and support programs, and recurring revenue offers.

     In addition to the new investments, the Company also announced changes in its Board of Directors. Comdial announced that Travis Lee Provow has been named Chairman of the Board and that Edwin Cooperman and Michael Falk have been named directors of the Company. Mr. Provow replaces Nickolas Branica, the Company's President and CEO, as Chairman, a position Mr. Branica held on an interim basis. Mr. Branica will continue to serve as a director and CEO.

     Mr. Provow previously served as President and Chief Executive Officer of Intelispan since January 2000, until the company was sold to McLeod USA, and served as a director since August 1998. From May 1998 to December 1999, Mr. Provow served as the Chief Operating Officer of Slingshot Networks LLC, a provider of digital media storage, until the company was purchased by Qwest Communications. From June 1995 to May 1998, Mr. Provow served as the Executive Vice President and Chief Operating Officer of GridNet International, a provider of enhanced data communications services, which Mr. Provow founded and which was purchased by MCI WorldCom in July 1997. Prior to founding GridNet, Mr. Provow spent 15 years with NCR and its successor, AT&T Global Information Services, in various domestic and international technical, marketing, product management, and strategic planning positions, including Vice President of Retail Product and Systems Marketing. Mr. Provow serves as a director of US Wireless Data, Horizon Medical Products and Intraware.


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        COMDIAL ANNOUNCES PRIVATE PLACEMENT INVESTMENT; CHANGES IN BOARD


     Mr. Cooperman is a principal of T.C. Solutions, a privately-held investment and financial services consulting firm. Previously, Mr. Cooperman was Chairman of the Travelers Bank Group and Executive Vice President, Travelers Group, where he was responsible for strategic marketing, the integration of Travelers brands and products, joint and cross marketing efforts and corporate identity strategies, as well as expanding the Travelers Bank Group's credit card run in portfolios. After joining Travelers in 1991, Mr. Cooperman became Chairman and CEO of Primerica Financial Services Group, which comprises Primerica Financial Services, Benefit Life Insurance Company and Primerica Financial Services Canada. Previous to this, Mr. Cooperman served at American Express where he became Chairman and Co-Chief Executive of Travel Related Services, North America. Mr. Cooperman is also a director of US Wireless Data, Inc., ProxyMed, Inc. and Grannum Value Mutual Fund.

     Mr. Falk co-founded Commonwealth Associates in 1988 and in 1995 became Chairman, Chief Executive Officer, and President. Under Mr. Falk's leadership, Commonwealth has become a leading private equity financier of emerging technology company's. Mr Falk is responsible for Commonwealth's strategy and direction and spends the majority of his time working closely with Commonwealth's portfolio companies. He is a director of Proxymed and Intraware. Mr. Falk is a graduate of the Stanford University Executive Program for Smaller Companies and holds a BA degree with honors in Economics from Queens College.

     "Edwin Cooperman and Michael Falk each bring tremendous talent and a wealth of experience to help guide the new Comdial," said Mr. Provow. "Overall, the strength of the current board puts us in a very good position for growth and success in the future." Mr. Provow also discussed the Company's financial and competitive position. He said, "Comdial has been in business more than 25 years and has built a brand known for quality and reliability. With very limited financial flexibility, management has successfully concluded a refinancing and restructuring of the Company and has positioned the Company for future success. The Company's financial challenges over the past couple of years were caused primarily by its heavy debt load, upheavals in the telecommunications industry and the overall economic malaise affecting the country. These conditions have posed a significant challenge to management, but the Company has been able to get through this


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        COMDIAL ANNOUNCES PRIVATE PLACEMENT INVESTMENT; CHANGES IN BOARD


period and is finally ready to take the next step in its transformation. The Company is now financially positioned to aggressively meet the challenges that remain."

This announcement does not constitute an offer to sell nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful. The securities sold in the aforementioned described offering will not be nor have they been registered under the Securities Act of 1933, as amended, and they may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements.

ABOUT COMDIAL
-------------

Comdial Corporation, headquartered in Sarasota, Florida, develops and markets sophisticated communications solutions for small to mid-sized offices, government, and other organizations. Comdial offers a broad range of solutions to enhance the productivity of businesses, including voice switching systems, voice over IP (VoIP), voice processing and computer telephony integration solutions. For more information about Comdial and its communications solutions, please visit www.comdial.com.

ABOUT COMMONWEALTH ASSOCIATES
-----------------------------

Commonwealth Associates, L.P. is an Investment and Merchant Bank, established in 1988, dedicated to creating long-term value for its corporate clients and investors. Through its affiliated fund, ComVest Venture Partners, L.P., Commonwealth contributes its own capital and its partners' capital to each transaction, typically acting as the lead investor in each investment that it sponsors. For more information about Commonwealth Associates, please visit www.comw.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business, the illiquidity of its stock as a result of its delisting on the Nasdaq SmallCap Market and its ability to obtain a listing for its stock on another national market, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to meets its obligations to its suppliers and its lenders, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcomes of pending disputes or litigation and the various other factors set forth from time to time in Comdial's filings with the SEC, including but not limited to Comdial's most recent Form 10-K and Form 10-Q. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


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